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                                                                    EXHIBIT 23.2

                           TINSLEY LABORATORIES, INC.
              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 1997, except for Note 11, as to which the date is October 14, 1997, included in the Proxy Statement of Tinsley Laboratories, Inc. that is made part of the Registration Statement (Form S-4 No. 33-0000) and Prospectus of SVG for the registration of 2,000,000 shares of its common stock.

ERNST & YOUNG, LLP

San Francisco, California
October 16, 1997